NORTHWESTERN CORPORATION
           CASH BALANCE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       Effective January 1, 2000

           The Northwestern Corporation Cash Balance Supplemental

Executive Retirement Plan (the 'Plan') is hereby established  and shall  be maintained by Northwestern Corporation solely  for  the purpose  of  providing benefits in excess of the  limitations  on benefits imposed by certain sections of the Internal Revenue Code for  certain of its employees who participate in the Northwestern

Pension Plan.

          Accordingly, Northwestern Corporation hereby adopts the

Plan, effective January 1, 2000, as hereinafter set forth:


                          ARTICLE I

                         DEFINITIONS

          Wherever used herein the following terms shall have the meanings hereinafter set forth:

          1.1 'Affiliate' means (i) any corporation while it is a member of the same 'controlled group' of corporations (within the meaning of Code Section 414(b)) as the Company; (ii) any trade or business (whether or not incorporated) while it is under 'common control' (within the meaning of Code Section 414(c)) with the Company; (iii) any organization during any period in which it (along with the Company) is a member of an 'affiliated service group' (within the meaning of Code Section 414(m)); or (iv) any other entity during any period in which it is required to be aggregated with the Company under Code Section 414(o).

          1.2 'Annuity Starting Date' means the date that a Plan benefit is paid or commences under Section 3.7.

          1.3 'Applicable Interest Rate' for each Plan Year shall mean the annual rate of interest on 30-year Treasury securities for the month of November immediately preceding the first day of such Plan Year.

          1.4. 'Attained  Age'  means,  at   the   time   any
determination is being made, a Participant's age in whole years and a fractional year as of the date such determination is made. The fractional year shall be calculated by using the number of days in the applicable partial year as the numerator and 365 as the denominator.

          1.5. 'Beneficiary' means a person or entity designated by a Participant under the Qualified Plan to receive benefits thereunder following his death.

         1.6. 'Board' means the Board of Directors of the Company.

         1.7. 'Code' means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

         1.8. 'Company' means Northwestern Corporation, a Delaware corporation, or, to the extent provided in Section 7.9 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

         1.9. 'Compensation'  means Compensation  for  service
rendered   to   an   Employer  excluding  overtime   pay,   shift
differentials, commissions and bonuses.

        1.10. 'Compensation Limit' means $170,000 or,  if
greater,   the   compensation  limit  applicable   to   qualified
retirement plans as set forth pursuant to Code Section 401(a)(17) or any successor section.

        1.11. 'Employee' means an individual employed by an Employer. Only an individual who is paid as an employee by an Employer and treated by an Employer at all times as an Employee shall be deemed an Employee for purposes of the Plan, and no independent contractor shall be treated as an Employee under the Plan during the period that he renders services to an Employer as an independent contractor. Any person retroactively or in any other way held or found to be a 'common law employee' shall not be eligible to participate in the Plan for any period during which he was not treated as an Employee by an Employer.

       1.12. 'Employer'  means  the  Company  and   any
Affiliate that adopts the Plan with the approval of the Company.

       1.13. 'Normal Retirement Date' means the first day of the month coinciding with or next following a Participant's
65th birthday.

      1.14.  Participant' means each Employee who (i) is
a  participant in the Qualified Plan, and (ii) at any time  earns annual Supplemental Compensation, other than each Employee who is
designated   by  name  as  a  participant  in  the   Northwestern
Corporation Traditional Pension Equalization Plan.

      1.15.  'Plan'  means the Northwestern  Corporation
Cash Balance Supplemental Executive Retirement Plan.

      1.16.  'Plan Year' means the calendar year.

      1.17. 'Prior Service Credit' means Service credited to a Participant for employment, prior to his date of employment or reemployment by the Company or an Affiliate, as determined by the Chief Executive Officer of the Company. Prior Service Credit applicable to a Participant shall be set forth opposite such Participant's name on Schedule A hereto.

      1.18.  'Qualified  Plan'  means  the  Northwestern
Pension Plan, as amended and restated effective January 1, 2000, and as further amended from time to time.

      1.19. 'Qualified Plan Death Benefit' means the aggregate benefit payable to the Surviving Spouse or Beneficiary of a Participant pursuant to the Qualified Plan and all annuities purchased for the Participant under the Qualified Plan (whether or not terminated) in the event of the death of the Participant at any time prior to commencement of payment of his Qualified Plan Retirement Benefit.

      1.20. 'Qualified Plan Retirement Benefit' means the aggregate benefit payable to a Participant pursuant to the Qualified Plan and all annuities purchased for the Participant under the Qualified Plan (whether or not terminated) by reason of his termination of employment with the Company and all Affiliates for any reason other than death.

      1.21. 'Service' means the sum of (i) Service as defined in the Qualified Plan, and (ii) the Prior Service Credit, if any, applicable to a Participant and set forth opposite his name on Schedule A hereto.

      1.22. 'Supplemental Cash Account Balance' means the balance of the hypothetical account that is established for each Participant pursuant to subsection 3.1(b).

      1.23. 'Supplemental Compensation' means Compensation in excess of the Compensation Limit.

      1.24. 'Supplemental Death Benefit' means the benefit payable to a Surviving Spouse or Beneficiary pursuant to the Plan.

      1.25. 'Supplemental Retirement Benefit' means the benefit payable to a Participant pursuant to the Plan by reason of his termination of employment with the Company and all Affiliates for any reason other than death. The amount of such benefit shall be the Actuarial Equivalent (determined pursuant to subsection 3.1(c)) of a Participant's Supplemental Cash Account Balance at the date of termination.

      1.26. 'Surviving Spouse' means a person who is married to a Participant at the date of his death and for at least one year prior thereto.

      1.27. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

      1.28 Any defined term not specifically defined herein shall have the meaning set forth in the Qualified Plan.


                        ARTICLE II
                        ELIGIBILITY

            A Participant shall be eligible to receive a Supplemental Retirement Benefit. The Surviving Spouse or Beneficiary of a Participant who dies prior to commencement of payment of a Participant's Qualified Plan Retirement Benefit shall be eligible to receive a Supplemental Death Benefit.


                       ARTICLE III
             SUPPLEMENTAL RETIREMENT BENEFIT

          3.1. General.

                 (a)     The Supplemental Retirement Benefit of a
     Participant is equal to the balance of his Supplemental Cash
     Account Balance as of the date of determination.

                   (b) A Participant's Supplemental Cash Account Balance shall consist of the sum of his
     (i) Supplemental Opening Balance (as determined pursuant  to
     Section 3.2), (ii) allocated Supplemental Pay Credits (as determined pursuant to Section 3.3), (iii) allocated Supplemental Interest Credits (as determined pursuant to
     Section 3.4), and (iv) allocated Other Supplemental Cash Account Contributions (as determined pursuant to
     Section 3.5).

                  (c) A Supplemental Retirement Benefit that is payable in any form other than a Lump Sum, or that commences at any time prior to the Participant's Normal Retirement Date, shall be the Actuarial Equivalent of the Supplemental Retirement Benefit set forth in subsection 3.1(a) as determined by the same actuarial adjustments as those specified in the Qualified Plan.

          3.2. Supplemental Opening Balance.

      A Participant's 'Supplemental Opening Balance' means an amount equal to the difference between (a) and (b) below:

                   (a) The Opening Balance to which the Participant would have been entitled under the Qualified Plan if such Opening Balance were computed (i) without giving effect to any limitation on benefits imposed by any provision of the Code, and (ii) after including the Participant's Prior Service Credit, if any, as set forth opposite his name on Schedule A hereto;

          LESS

                  (b)      The  Opening Balance, if any, actually
     computed for such Participant under the Qualified Plan.

          3.3  Supplemental Pay Credits.

                  (a) Supplemental Pay Credits shall mean for each Contribution Date (as determined by subsection 3.3(b)) a contribution allocated to the Supplemental Cash Account of a Participant. Pursuant to the table set forth below, Supplemental Pay Credits shall be credited to a Participant's Supplemental Cash Account as of each Contribution Date based on a Participant's aggregate
     Attained Age and Service on December 31, 1999, and such Participant's Supplemental Compensation paid with respect to the Plan Year that includes such Contribution Date. For purposes of applying the following table, any person who is not considered to be an Employee on December 31, 1999, but who is later hired or rehired by an Employer after such date, shall be deemed to have an aggregate Attained Age and Service as determined by the Chief Executive Officer of the Company. If no such determination is made, such Employee shall be deemed to have an aggregate Attained Age and Service totaling less than 45.


       Aggregate of
     Attained Age and       Contribution as a Percent
   Service on 12/31/99       of Supplemental Compensation
   -------------------      -----------------------------
  Less than 45                           6.0%
  More than 45 but less than 46          7.0%
  More than 46 but less than 47          7.2%
  More than 47 but less than 48          7.4%
  More than 48 but less than 49          7.6%
  More than 49 but less than 50          7.8%
  More than 50 but less than 51          8.0%
  More than 51 but less than 52          8.2%
  More than 52 but less than 53          8.4%
  More than 53 but less than 54          8.6%
  More than 54 but less than 55          8.8%
  More than 55 but less than 56          9.0%
  More than 56 but less than 57          9.2%
  More than 57 but less than 58          9.4%
  More than 58 but less than 59          9.6%
  More than 59 but less than 60          9.8%
  More than 60 but less than 61          10.0%
  More than 61 but less than 62          10.2%
  More than 62 but less than 63          10.4%
  More than 63 but less than 64          10.6%
  More than 64 but less than 65          10.8%
  More than 65 but less than 66          11.0%
  More than 66 but less than 67          11.2%
  More than 67 but less than 68          11.4%
  More than 68 but less than 69          11.6%
  More than 69 but less than 70          11.8%
  More than 70 but less than 71          12.0%
  More than 71 but less than 72          12.2%
  More than 72 but less than 73          12.4%
  More than 73 but less than 74          12.6%
  More than 74 but less than 75          12.8%
  More than 75 but less than 76          13.0%
  More than 76 but less than 77          13.2%
  More than 77 but less than 78          13.4%
  More than 78 but less than 79          13.6%
  More than 79 but less than 80          13.8%
  More than 80 but less than 81          14.0%
  More than 81 but less than 82          14.2%
  More than 82 but less than 83          14.4%
  More than 83 but less than 84          14.6%
  More than 84 but less than 85          14.8%
  85 or more                             15.0%

             (b) A Participant's Contribution Date shall be determined as follows:

         (i)   The Contribution Date for each Participant who  is
         (i) actively employed on the last day of the Plan Year or (ii) Totally Disabled, shall be the last day of the Plan Year.

         (ii) The Contribution Date for each Participant who terminates employment during the Plan Year for any reason, including death, shall be such Participant's Retirement Date, his Termination Date, or his date of death, as the case may be.

        (iii) Notwithstanding the foregoing, no Participant who has not completed at least 1,000 Hours of Service during a Plan Year shall have a Contribution Date for such Plan Year, unless his employment terminates during such Plan Year because of death, Total Disability or attainment of a Retirement Date.

             (c) Notwithstanding any other provision of the Plan to the contrary, if a Participant does not have a Contribution Date during any Plan Year of employment because of his failure to meet the eligibility criteria for Plan participation set forth in Article II, such Participant shall, if he is eligible for a Contribution Date during the first Plan Year of his eligibility, receive a Supplemental Pay Credit for such first Plan Year that is based on his Supplemental Compensation for all of the Plan Years of his employment.

          3.4  Supplemental Interest Credits.

          (a) As of the last day of each Plan Year, the Supplemental Cash Account of each Participant shall be credited with a Supplemental Interest Credit. 'Supplemental
    Interest Credit' means the product of the Participant's Supplemental Cash Account Balance as of the close of the immediately preceding Plan Year, and the Investment Credit Percentage for that Plan Year.

           (b)     'Investment  Credit  Percentage'   means   the
    Applicable Interest Rate. In the case of a Participant who terminates employment and defers distribution of his Supplemental Retirement Benefit, the Investment Credit
    Percentage   shall   continue   to   be   credited   to   the
    Participant's Supplemental Cash Account Balance until his Annuity Starting Date. 'Applicable Interest Rate' for a partial Plan Year shall mean the annual rate of interest on 30-year Treasury securities for the month of November immediately preceding such partial Plan Year, multiplied by a fraction, the numerator of which is the number of completed months in such partial Plan Year, and the denominator of which is 12.

          3.5. Other Supplemental Cash Account Contribution. The Company may allocate an additional contribution to the Supplemental Cash Account of a Participant at such times, in such manner and in such amount as may be determined by the Chief Executive Officer of the Company. Such contribution may be made for any reason, including, but not limited to, offsetting any reduction in a Participant's Qualified Plan Retirement Benefit caused by Code Section 415 or any other provision of the Code, or to reflect an additional Prior Service Credit for any Participant.

           3.6.  Form  of Benefit.  Subject to Section  7.7,  the
Supplemental Retirement Benefit payable to a Participant shall be paid in one of the following forms as elected by him as a condition of participation in the Plan:

          (a) Life and Ten Year Period Certain. A Participant may receive a Supplemental Retirement Benefit payable monthly during his lifetime and, in the event of his death within a period of ten (10) years after the commencement of payments, the same amount shall be payable monthly for the remainder of such ten (10) year period to his Beneficiary or Beneficiaries.

          (b)  Single Life Annuity.  A Participant may receive  a
    Supplemental Retirement Benefit payable monthly during his life, ending on the first day of the month during which the death of the Participant occurs.

          (c) Joint and Survivor Annuity. A Participant may receive a Supplemental Retirement Benefit payable to the Participant for his life with a survivor annuity payable to his Spouse for the life of such Spouse in an amount equal to 50%, 66-2/3% or 100% (as selected by the Participant) of the amount payable during the life of the Participant.

          (d) Lump Sum. A Participant may receive the entire amount of his Supplemental Cash Account Balance in a single sum.

          (e)   Installments.   A  Participant  may  receive   a
    Supplemental Retirement Benefit in monthly installments over a period selected by the Participant which shall be not less than five years nor more than 20 years. In the event of the death of the Participant prior to receipt of his entire Supplemental Retirement Benefit, the remaining installments shall be paid to his Beneficiary.

          (f) Social Security Adjustment. A Participant may receive a Supplemental Retirement Benefit in a form that provides for larger payments to the Participant from his Retirement Date to the date Social Security benefits are expected to commence and reduced payments thereafter during the Participant's lifetime. The amount of reduction is equal to the Primary Social Security Insurance Benefit to which the Participant is entitled. The amount of the Primary Social Security Insurance Benefit is the primary insurance amount of the Old Age Insurance Benefits payable to the Participant under the Social Security Act as estimated by the Company. The date Social Security benefits are expected to commence is the first day of the month next following the Participant's attainment of his sixty-fifth birthday.

          Amount of Benefit. The increased yearly amount of Supplemental Retirement Benefit payable under this option to the Participant until the attainment of his sixty-fifth birthday shall be equal to the sum of-

         (A)  the   yearly   amount  of  Supplemental  Retirement
              Benefit otherwise payable to the Participant if the Single Life Annuity option were in effect with respect to him, and

                    (B) the amount of the Participant's expected yearly Primary Social Security Insurance Benefit.

    The reduced yearly amount of Supplemental Retirement Benefit payable under this option to the Participant during his lifetime after the attainment of his sixty-fifth birthday shall be equal to the excess of-

              (i)  the increased yearly amount of
                   Supplemental Retirement Benefit payable to the Participant until the attainment of his sixty-fifth birthday, over

              (ii) the   amount  of  the  Participant's  expected
                   yearly   Primary  Social  Security   Insurance
                   Benefit.

           (g)    Other  Form.   A  Participant  may  receive   a
    Supplemental Retirement Benefit in such other optional form as is selected by the Participant and approved by the Company.

            3.7.   Commencement  of  Benefit.   Payment  of   the
Supplemental Retirement Benefit to a Participant shall commence on any date following his termination of employment as elected by him as a condition of participation in the Plan.

           3.8. Election Modification. A Participant may modify his election as to the form or commencement of payment of his Supplemental Retirement Benefit by writing filed with the Company at any time prior to his Annuity Starting Date. A Participant's modification of his election as to form or commencement of payment will be ineffective, unless (1) the modification is made more than six months prior to his Annuity Starting Date and the modification is filed in a calendar year prior to the calendar year in which payment of the Benefit is made or commences, or
(2) the Participant elects by written instrument delivered to the Company prior to his Annuity Starting Date to have his Supplemental Retirement Benefit reduced by 10%. This reduction will be forfeited and used by the Plan to reduce expenses of administration. This reduction is intended to discourage a Participant from modifying his election as to form of payment and commencement within the periods set forth in clause (1) above and prevent him from being deemed in constructive receipt of his Supplemental Retirement Benefit prior to its actual payment to him.

                           ARTICLE IV
                   SUPPLEMENTAL DEATH BENEFIT

           If a Participant dies prior to his Annuity Starting Date, a Supplemental Death Benefit shall be paid to the
Participant's Beneficiary. If such Beneficiary is not the Participant's Spouse, the Beneficiary shall receive, as soon as practicable after the Participant's date of death, a single-sum payment equal to the Participant's Supplemental Cash Account Balance determined as of the Participant's date of death.

           If such Beneficiary is the Participant's Spouse, payment of the Participant's Supplemental Retirement Benefit shall be made in the form of a Supplemental Preretirement Survivor Annuity based on the Attained Age of the Spouse at the Annuity Starting Date. The Supplemental Preretirement Survivor Annuity shall be payable to the Surviving Spouse in equal monthly installments commencing on an Annuity Starting Date elected by the Spouse that is the first day of any month (as elected by the surviving Spouse) following the Participant's death and terminating on the first day of the month in which the Surviving Spouse dies; provided, however, in lieu of the Supplemental Preretirement Survivor Annuity, the Surviving Spouse may elect to receive, as soon as practicable after the Participant's death, a single-sum payment equal to the Participant's Supplemental Cash Account Balance determined as of the Participant's date of death.

           no event may the Spouse elect an Annuity Starting Date that is later than the later of (1) what would have been the Participant's Normal Retirement Date and (2) the first day of the first month following the Participant's death. If the Spouse does not elect an Annuity Starting Date, then the Spouse's Annuity Starting Date shall be the later of the dates set forth in the immediately preceding sentence.

      'Supplemental Preretirement Survivor Annuity' shall mean, with respect to the Spouse of a deceased Participant, an amount payable to such Spouse for the life of the Spouse, based upon the Participant's Supplemental Retirement Benefit at the date of his death. The Supplemental Preretirement Survivor Annuity shall be a Single Life Annuity that is the Actuarial Equivalent (determined pursuant to subsection 3.1(c)) of the Participant's Supplemental Cash Account Balance at the Participant's death, based on the Spouse's Attained Age as of the Annuity Starting Date.

                        ARTICLE V
               ADMINISTRATION OF THE PLAN

      5.1. Administration by the Company. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

      5.2. General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Company and the Supervisory Committee, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Company in its role as administrator of the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel, or other person employed or engaged by the Company with respect to the Plan.

                         ARTICLE VI
                 AMENDMENT OR TERMINATION

     6.1. Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

      6.2. Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant, Surviving Spouse or Beneficiary of all or any portion of any Supplemental Retirement Benefit or Supplemental Death Benefit payment which has commenced prior to the effective date of such amendment or termination or which would be payable if the Participant terminated employment for any reason, including death, on such effective date.

                          ARTICLE VII
                      GENERAL PROVISIONS

      7.1. Funding. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of any Employer for payment of any benefits hereunder. No Participant, Surviving Spouse, Beneficiary, or any other person shall have any interest in any particular assets of any Employer by reason of the right to receive a benefit under the Plan and any such Participant, Surviving Spouse, Beneficiary, or other person shall have only the rights of a general unsecured creditor with respect to any rights under the Plan.

      7.2. General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Retirement Benefit or a Qualified Plan Death Benefit shall also be applicable to a Supplemental Retirement Benefit or a Supplemental Death Benefit payable hereunder. Any Qualified Plan Retirement Benefit or Qualified Plan Death Benefit, or any other benefit payable under the Qualified Plan, shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

     7.3. No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by any Employer or any other entity or person that the assets of any Employer will be sufficient to pay any benefit hereunder.

      7.4. No Enlargement of Employee Rights. No Participant, Surviving Spouse or Beneficiary shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of any Employer.

      7.5. Spendthrift Provision. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings. Notwithstanding the foregoing, the Supplemental Retirement Benefit of any Participant may be offset by an amount set forth in a court order or requirement to pay that arises from (i) a judgment of conviction for a crime involving the Plan, (ii) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of a fiduciary duty or any obligation that arises under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or (iii) a settlement agreement entered into by the Participant with the Secretary or Labor in connection with a breach of any obligation that arises under ERISA.

      7.6.  Applicable  Law.   The Plan shall  be  construed  and
administered under the laws of the State of South Dakota, except to the extent preempted by applicable federal law.

       7.7. Small Benefits. If the Actuarial Equivalent (determined pursuant to subsection 3.1(c)) of any Supplemental Retirement Benefit or Supplemental Death Benefit is less than $5,000, the Company may pay the Actuarial Equivalent of such Benefit to the Participant, Surviving Spouse or Beneficiary in a single lump sum in lieu of any further benefit payments hereunder.

      7.8. Incapacity of Recipient. If any person entitled to a benefit payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

       7.9. Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 6.2.

      7.10. Unclaimed Benefit. Each Participant shall keep the Company informed of his current address and the current address of his spouse and Beneficiaries. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Supplemental Retirement Benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse or Beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant, Surviving Spouse, Beneficiary, or any other person and such benefit shall be irrevocably forfeited.

      7.11. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, no Employer or any individual acting as an employee or agent of any Employer shall be liable to any Participant, former Participant, Surviving Spouse, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

     7.12. Taxable Distribution. The Company shall determine the manner and amount of payments to be made to the Participant, Surviving Spouse or Beneficiary, and shall make such payments, in accordance with the terms of the Plan. Notwithstanding anything to the contrary contained herein or in the Qualified Plan, (a) in the event that the Internal Revenue Service prevails in its claim that the amount of any benefit accrued under the Plan constitutes taxable income to a Participant, Surviving Spouse or Beneficiary for any taxable year, prior to the taxable year in which such benefit is distributed, or (b) in the event that legal counsel, satisfactory to the Company and the applicable Participant, Surviving Spouse or Beneficiary, renders an opinion that the Internal Revenue Service would likely prevail in such a claim, such benefits under the Plan, to the extent constituting taxable income, shall be immediately distributed to the Participant, Surviving Spouse or Beneficiary. For purposes of this Section, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Company, based upon an opinion of legal counsel satisfactory to the Company and the Participant, Surviving Spouse or Beneficiary, fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction within the appropriate time period.

     IN WITNESS WHEREOF, Northwestern Corporation has caused this
Plan to be executed in its name, by its duly authorized officer, on this ____ day of __________, 2000, effective as of January 1, 2000.


                            NORTHWESTERN CORPORATION



                            By:  _______________________



SCHEDULE A


 Name of Participant    Social Security Number    Prior Service Credit
--------------------    ----------------------    -------------- -----
  Michael J. Hanson         ###-##-####               17.0000
  Glen R. Herr              ###-##-####               17.3333
  Gregory G. Trandem        ###-##-####               23.1667